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                                    BY-LAWS
                                      OF
                            T.A. OF DELAWARE, INC.



                                   ARTICLE I
                                    OFFICES

     Section 1.  Registered Office.  The registered office of the corporation
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shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2.  Other Offices.  The corporation may also have offices at such
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other places both within and without the State of Delaware as the Board of
Directors may from time to time determine or as the business of the corporation may require.


                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

       Section 1.  Place of Meetings.  All meetings of the stockholders shall be
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held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors in the case of annual meetings or as may be fixed by the person or persons calling the meeting in the case of special meetings.

     Section 2.  Annual Meetings.  The annual meetings of stockholders for the
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election of directors and the transaction of such other business as may properly be brought before the meeting
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shall be held at such date and time as shall be designated from time to time by the Board of Directors.

     Section 3.  Special Meetings.  Except as otherwise provided by law, a
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special meeting of the stockholders may be called at any time by the President, the Board of Directors, or by the holders of a majority of the shares of stock issued, outstanding and entitled to vote.

     Section 4.  Notice of Meetings.  Except as otherwise provided by law,
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written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at its address as it appears on the records of the corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for it be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request.


     Section 5.  Quorum and Adjournment.  Except as otherwise provided by law,
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at all meetings of the stockholders, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by

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proxy, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6.  Voting.  When a quorum is present or represented at any
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meeting, the vote of the holders of a majority of the shares constituting such quorum shall decide any question brought before such meeting, unless the question is one upon which a vote of a different percent of shares is required by statute, the certificate of incorporation or these by-laws, in which case the vote of the holders of such different percent of shares shall be required. Each stockholder of record on the applicable record date that is entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of capital stock held by such stockholder.

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     Section 7.  Proxies.  Each stockholder entitled to vote at a meeting of
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stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the stockholder or his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 8.  Consent of stockholders in Lieu of Meeting.  Any action
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required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such written consent shall be filed with the records of the corporation.


                                  ARTICLE III
                                   DIRECTORS

     Section 1.  Number and Term of Office.  The number of directors may be
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fixed from time to time by resolution of the Board of Directors, or by action of the stockholders, subject,

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nevertheless, to the provisions of the statutes of the State of Delaware. The number of directors shall initially be two. Until the first annual meeting of stockholders or until their successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the certificate of incorporation. Directors shall be elected at each annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his death, resignation, disqualification or removal from office. Directors need not be stockholders of the corporation.

     Section 2.  Filling of Vacancies.  Vacancies newly created directorships
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resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the director so chosen shall hold office until the next annual election and until their respective successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the

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total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3.  Power of Board of Directors.  The business and affairs of the
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corporation shall be managed by or under the direction of its Board of
Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not be statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 4.  Place of Meetings.  The Board of Directors of the corporation
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may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5.  Annual Meeting.  The first meeting of each newly elected Board
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of Directors shall be held as soon as practicable after the annual election of directors for the purpose of organization, the designation of the Chairman of the Board of Directors, the election of officers and the transaction of other business. Such annual meeting of the Board of Directors may be held without notice if it shall be held on the day fixed for the annual meeting of stockholders and as soon as practicable after the time fixed for such stockholders' meeting, provided a quorum is present. If such annual meeting shall not be held on such date, it shall be held at such time and place as shall be

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specified in a notice given as hereinafter provided for special meetings of the
Board of Directors, or as shall be specified in a consent or written waiver signed by all of the directors.

     Section 6.  Regular Meetings.  Regular meetings of the Board of Directors
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may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7.  Special Meetings.  Special meetings of the Board of Directors
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may be called by the President or any Vice-President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     Section 8.  Quorum and Manner of Acting.  At all meetings of the Board
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of Directors the presence of a majority of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise required by statute or by the certificate of incorporation or by these by-laws, at any meeting at which a quorum is present, the

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act of a majority of directors present shall be the act of the Board of
Directors.

     Section 9.  Consent of Directors in Lieu of Meeting.  Any action required
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or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 10.  Presence at Meetings.  Members of the Board of Directors of
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the corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

     Section 11.  Compensation of Directors.  The Board of Directors shall have
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the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 12.  Removal of Directors.  Any director may be removed, with or
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without cause, at any time, by the affirmative vote of the holders of a majority of the outstanding shares of

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stock issued, outstanding and entitled to vote at an election of directors, at a meeting of the stockholders called for such purpose.

     Section 13.  Resignation of Directors.  Any director may resign, at any
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time, from the Board of Directors upon written notice to the corporation.


                                  ARTICLE IV

                                    NOTICES

     Section 1.  Method of Giving Notice.  Whenever, under the provisions of the
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statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to have been duly given when deposited in the United States mail, postage prepaid, directed to the person at his address as it appears on the records of the corporation, or upon the delivery or telex thereof to such person.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
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under the provisions of the General Corporation Law of the State of Delaware, of
the certificate of incorporation or of these by-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether

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before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when such person attends a meeting for the express purpose of objection, at the beginning of the meeting, that such meeting is not lawfully called or convened.


                                   ARTICLE V
                                   OFFICERS

     Section 1.  Officers.  The officers of the corporation shall be a
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President, a Secretary and such other officers, including one or more Vice
Presidents, as, from time to time, may be deemed by the Board of Directors to be necessary or advisable in the conduct of the affairs of the corporation. The officers shall be elected or appointed by the Board of Directors.

     Section 2.  Compensation.  The salaries of all officers of the corporation
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shall be fixed by or under the direction of the Board of Directors.

     Section 3.  Term of Office; Removal and Vacancies.  So far as practicable,
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all officers shall be elected at the first meeting of the Board of Directors following the annual meeting of stockholders in each year. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

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Any vacancy occurring in any office of the corporation shall be filled by the
Board of Directors.

     Section 4.  The President.  The President shall be the chief executive
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officer of the corporation and shall preside at each meeting of the stockholders. He shall have general and active supervision and control of all of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have general authority, in the name and on behalf of the corporation, to execute bonds, deeds, agreements, instruments and contracts in connection with the business of the corporation, to affix the corporate seal and to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these by-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer of the corporation and, in general, to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided in these by-laws.

     Section 5.  Vice Presidents.  The Vice Presidents respectively shall have
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such powers and perform such duties as the Board of Directors or the President may from time to time

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prescribe. In the absence of, or in the event of the inability of, the President to act, the Vice President or Vice Presidents, if any, in the order determined by the Board of Directors, shall have the authority to exercise the powers and perform the duties of the President.

     Section 6.  The Secretary.  The Secretary shall give, or cause to be given,
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notice of all meetings of stockholders and of the Board of Directors, shall attend all such meetings and shall keep and attest true records of all proceedings thereat. He shall have custody of the corporate seal and shall have authority to affix the same and to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all of the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, his duties shall be performed by an Assistant Secretary designated by the President, or by a Secretary pro tempore so designated.
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     Section 7.  The Treasurer.  Under the general direction of the President,
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the Treasurer shall have the care and custody of all moneys, funds and securities of the corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct; shall advise upon all terms of credit granted by the

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corporation and its subsidiary corporations, respectively; shall be responsible for the collection of all their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the corporation, in order that proper entries may be made in the books of account. He shall have power to sign stock certificates; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the corporation, and to give proper receipts of discharges for all payments to the corporation. In the absence of the Treasurer, his duties shall be performed by an Assistant Treasurer designated by the President, or by some other officer so designated.

     Section 8.  Additional Powers and Duties.  In addition to the foregoing
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especially enumerated duties and powers, the several officers of the corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.


                                  ARTICLE VI
                              STOCK CERTIFICATES

     Section 1.  Stock Certificates.  Every holder of stock in the corporation
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shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President and the Treasurer, or an Assistant Treasurer, or the Secretary or an

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Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2.  Lost Certificates.  The Board of Directors may direct a new
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certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3.  Transfers of Stock.  Upon surrender to the corporation of a
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certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 4.  Record Date.  In order that the corporation may determine the
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stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting,

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or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.


                                  ARTICLE VII
                                  FISCAL YEAR

     The fiscal year of the corporation shall be determined by the Board of Directors.


                                 ARTICLE VIII
                                INDEMNIFICATION

     The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware.

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                                  ARTICLE IX
                                  AMENDMENTS

     These by-laws may be altered or repealed at any regular or special meeting of the stockholders or of the Board of Directors. Notice of any such proposed alteration or repeal shall be contained in the notice of any such special meeting.

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